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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of Earliest Event Reported)  December 30, 1999
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                              U.S. CAN CORPORATION
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             (Exact Name of Registrant as Specified in its Charter)



                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)


             1-13678                                  06-1094196
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     (Commission File Number)             (I.R.S. Employer Identification No.)




     900 Commerce Drive, Oak Brook, IL                               60523
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  (Address of Principal Executive Offices)                         (Zip Code)


                                 (630) 571-2500
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              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)





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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

On December 30, 1999, USC May Verpackungen Holding Inc., a Delaware corporation ("USC May") completed the acquisition of May Verpackungen GmbH & Co., KG, ("May"). USC May is an indirectly wholly owned subsidiary of U.S. Can Corporation. May was a wholly owned subsidiary of Lucretia GmbH ("Lucretia"), which in turn is owned by May Holding GmbH & Co., KG. May, headquartered in Erftstadt, Germany, is a leading manufacturer of pet food and specialty food packaging as well as aerosol cans, primarily dedicated to whipping cream. May's assets include manufacturing facilities in Germany and Denmark. These operations will be combined with U.S. Can's Europe operations.

As consideration for the purchase of May, USC May deposited the purchase price of DM 123.7 million (approximately $63.8 million) into a bank account (the "Joint Account"), owned jointly by USC May and Lucretia. Under the terms of the sale and purchase agreement dated December 22, 1999 (the "Agreement"), Lucretia will receive the purchase price if, on or prior to January 31, 2000, USC May does not give written notice that its claims arising out of certain of Lucretia's representations and warranties under the agreement exceed DM 10 million. If USC May does provide written notice that such claims exceed DM 10 million, Lucretia, on or prior to March 1, 2000, may either confirm that its indemnity covers such claims (in which case Lucretia will receive the proceeds of the Joint Account) or may rescind the Agreement (in which case USC May will receive the proceeds of the Joint Account).

USC May obtained the funds for the acquisition through borrowings from its parent, United States Can Company ("U.S. Can"). U.S. Can obtained the cash from $38.5 million of borrowings under an existing line of credit and $20 million of borrowings under a new line of credit with Bank of America, as agent and various banks, as lenders. The balance of the purchase price was paid from cash on hand.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)  Financial Statements of Businesses Acquired.

The financial statements required by this item are not filed with this initial report, but will be filed by amendment not later than 60 days after the date that this initial report is required to be filed.

         (b) Pro Forma Financial Information.

The financial information required by this item is not filed with this initial report, but will be filed by amendment not later than 60 days after the date that this initial report is required to be filed.

         (c)  Exhibits.

Exhibit No.       Document Description
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2.1               Sale and Purchase Agreement dated December 22, 1999 among
                  Lucretia GmbH, as Seller, USC May Verpackungen Holding Inc., as Buyer, May Holding GmbH & Co. KG and U.S.
                  Can Corporation.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             U.S. CAN CORPORATION



Dated: January 13, 2000                      By: /s/ John L. Workman
                                                --------------------------------
                                                 John L. Workman
                                                 Executive Vice President
                                                 and Chief Financial Officer











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